SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 13, 2005

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)
1-3525	13-4922640
(Commission File Number)	(IRS Employer Identification No.)

APPALACHIAN POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)
1-3457	54-0124790
(Commission File Number)	(IRS Employer Identification No.)

OHIO POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)
1-6543	31-4271000
(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Executive Compensation

On December 14, 2005, the independent members of the board of directors of American Electric Power Company (“AEP”) approved compensation for Michael G. Morris. On December 13, 2005, the Human Resources Committee (the “Committee”) of AEP’s Board of Directors (the “Board”) approved compensation for the other named executive officers of the registrants. Executive compensation was set after consideration of, among other things, individual performance and market-based data on compensation for executives with similar duties at a peer group of companies of comparable size, including both energy and general industry companies.

Base Salaries Effective January 1, 2006:

Name	Annual Salary
M. G. Morris	$1,200,000
C. L. English	$ 500,000
S. Tomasky	$ 500,000
R. P. Powers	$ 475,000
T. M. Hagan	$ 440,000
H. K. Koeppel	$ 440,000

Annual Bonus Target

Annual incentive target awards, expressed as a percentage of salary, were set by the Committee under the AEP System Senior Officer Annual Incentive Compensation Plan. For 2006 the Committee established annual target awards for the named executive officers as follows:

Name	% of Base Salary
M. G. Morris	110%
C. L. English	65%
S. Tomasky	65%
R. P. Powers	60%
T. M. Hagan	60%
H. K. Koeppel	60%

In addition, C. L. English, S. Tomasky, T. M. Hagan and H. K. Koeppel will each receive a lump sum merit payment of $10,000 on January 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.
APPALACHIAN POWER COMPANY
OHIO POWER COMPANY

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title:	Assistant Secretary
December 19, 2005